Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:

NETBANK, INC.,	Case No. 3:07-bk-04295-JAF
Chapter 11
Debtor.
/

AMENDMENT TO AMENDED LIQUIDATING PLAN OF REORGANIZATION

Pursuant to section 1127 of the Bankruptcy Code, NetBank, Inc., the debtor and debtor-in-possession (the “Debtor”), hereby modifies its Amended Liquidating Plan of Reorganization (the “Amended Plan”).  This amendment has no effect on any creditor or interest holder other than the holders of equity interests in the Debtor in Class VIII (the “Interest Holders”).  The amendment set forth below does not alter the treatment of the Interest Holders in Class VIII, only their voting rights.

1.             At the time of the filing of the Amended Plan, the Debtor only had knowledge of that there were approximately 350 holders of record of Debtor’s common stock.  Subsequently, the Debtor has learned that there are over 11,000 Interests Holders.  Because the likelihood of a distribution to Interest Holders is remote, the expense with regard to solicitation of acceptances of the Amended Plan from Interest Holders (which acceptance is irrelevant to confirmation under section 1129 of the Bankruptcy Code) is cost prohibitive.  The Debtor has received an estimate that the cost to the estate to provide solicitation packages to all Interest Holders would be in excess of $250,000.00.

2.             Therefore, it is in the best interest of the creditors and the estate that the Amended Plan be further amended to provide that the Interest Holders in Class VIII shall be deemed to have rejected the Plan and not receive a ballot because the likelihood of a distribution to this class is remote.  No Interest Holder needs to cast a ballot and any ballots received from Interest Holders will be disregarded.  The entire provision in Article V of the Amended Plan on the treatment of Class VIII Interest Holders is restated below with the amendment contained in the description of impairment of Class VIII Interest Holders.  This amended provision should be substituted for the corresponding provision on the impairment of Class VIII Interest Holders in the Amended Plan.

Class VIII:  Equity

Treatment:      The Holders of Class VIII Interests shall not retain their Interests in the Debtor.  Holders of Interests shall receive a Pro Rata Share of Distributions based upon the Interests held as of the Confirmation Date after Claims in Classes I, II, III, IV, V, and VII are paid in full, including payment in full of all interest.  The Interests of Class VIII Interest Holders shall be deemed transferred to the Liquidating Supervisor as the Effective Date.  As set forth in Section 7.4, immediately thereafter such Equity Interests shall be deemed cancelled, terminated and of no further force or effect.  The Liquidating Supervisor may have a new share of common stock of the Debtor issued should he deem it necessary and appropriate.

Impairment:    Class VIII Interests are impaired under the Plan within the meaning of Section 1124 of the Bankruptcy Code.  Because the likelihood of a distribution to this class is remote, this class is deemed to have rejected the Plan in respect of such Interests, and Holders of Class VIII Interests do not need to cast ballots.

HOLLAND & KNIGHT LLP

By:	/s/ Alan M. Weiss
Alan M. Weiss
Florida Bar No. 340219
50 N. Laura Street, Ste. 3900
P.O. Box 52687 (ZIP 32201)
Jacksonville, FL 32202
(904) 353-2000
(904) 358-1872 (Fax)
alan.weiss@hklaw.com

and

2

John J. Monaghan
Massachusetts Bar No. 546464
10 St. James Avenue
Boston, MA 02116
(617) 523-2700
(617) 523-6850 (Fax)
john.monaghan@hklaw.com

Attorneys for the Debtor

CERTIFICATE OF SERVICE

I HEREBY CERTIFY that on July 31, 2008, a copy of the foregoing was filed electronically with the Court’s CM/ECF filing system which in turn will generate an electronic notice of filing to the Office of the United States Trustee, 135 W. Central Blvd., Suite 620, Orlando, FL 32280; to counsel to the Official Unsecured Creditors Committee,  Todd Meyers, Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, GA 30309; Betsy C. Cox, Rogers Towers, P.A. 1301 Riverplace Blvd., Suite 1500, Jacksonville, FL 32207; and to all those who have requested or consented to electronic service in this case. A copy was also served by U.S. Mail to Susan R. Sherrill-Beard, Securities and Exchange Commission, 3475 Lenox Rd. N.E., Suite 1000, Atlanta, GA 30326-1232.

/s/ Alan M. Weiss
Attorney

3

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA

In re:

NETBANK, INC.,	Case No. 3:07-bk-04295-JAF
Chapter 11
Debtor.

DEBTOR’S AMENDED LIQUIDATING PLAN OF REORGANIZATION

NetBank, Inc., the debtor and debtor-in-possession (the “Debtor”), hereby proposes the following Debtor’s Amended Liquidating Plan of Reorganization (the “Plan”) to its creditors and Holders of equity interests pursuant to the provisions of Section 1121(a) of Title 11, United States Code (the “Bankruptcy Code”).

ARTICLE I

INTRODUCTION

This Plan is a liquidating plan and does not contemplate the continuation of the Debtor’s business.  The Debtor is in the process of liquidating all of its assets. This Plan requires that the net proceeds from the liquidation of Assets undertaken by the Liquidating Supervisor (as defined hereinafter) will be distributed to the Holders of various Claims and Interests hereinafter described and to the extent provided in this Plan.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following capitalized terms shall have the respective meanings set forth below.  Any capitalized terms used in the Plan, but not defined below, that are used in the Bankruptcy Code or Bankruptcy Rules shall have the meanings ascribed to them in the Bankruptcy Code or Bankruptcy Rules.

Whenever the context requires, references in this Plan to any party shall be deemed to be references to or to include, as appropriate, its respective successors, transferees and assigns; terms shall include the plural as well as the singular; terms denoting any gender shall be deemed to include all genders; any accounting terms and phrases used herein and not otherwise defined herein shall have the meanings ascribed to such terms in conformity with generally accepted accounting principles.

The words, “this Plan,” “hereto,” “herein,” “hereunder,” “hereof,” and expressions of similar import refer to this Plan as a whole, together with any appendices, schedules and exhibits hereto, and not to any particular article, section, subsection, clause or other portion of this Plan.  References in this Plan to any agreement, instrument or other document (including references to this Plan) shall be deemed to include references to such agreement, instrument or other document as amended, modified, varied, supplemented or replaced from time to time in accordance with its terms, the Bankruptcy Code or the Bankruptcy Rules, as may be applicable.

2.1.          Administrative Claim:  A Claim entitled to payment as an administrative expense as specified in Section 503(b) of the Bankruptcy Code that is entitled to priority under Section 507(a)(1) of the Bankruptcy Code.

2.2.          Allowed Administrative Claim:  An Administrative Claim as to which no objection to the allowance thereof has been timely interposed, or as to which an objection has been filed and such Claim has been allowed by Final Order.

2.3.          Allowed:  With reference to a Claim, a Claim (a) with respect to which a proof of claim was timely filed with the Bankruptcy Court, or (b) if no proof of claim was timely filed with the Bankruptcy Court, listed by the Debtor in its Schedules as undisputed, noncontingent, and liquidated; and, in any such case, as to which Claim no objection has been timely interposed, or as to which an objection or request for estimation has been filed and such Claim has been allowed by a Final Order.

2.4.          Allowed General Unsecured Claim:  That portion of each General Unsecured Claim, without interest or costs, which is an Allowed Claim.

2.5.          Allowed Priority Claim:  That portion of an Allowed Claim which is a Priority Claim.

2.6.          Allowed Priority Tax Claim:  That portion of an Allowed Claim which is a Priority Tax Claim.

2.7.          Allowed Professional Fees:  Professional Fees which have been allowed by Final Order of the Bankruptcy Court.

2.8.          Allowed Secured Claim:  That portion of an Allowed Claim which is a Secured Claim.

2.9.          Asset(s) shall mean all property that is property of the Debtor and the Debtor’s Estate under Section 541 of the Bankruptcy Code, whether such property is now existing or hereafter arising or acquired and wherever located including, without limitation, all Causes of Action and all proceeds of and recoveries on Causes of Action, all accounts, contract rights, chattel paper, general intangibles, instruments, securities, furniture, fixtures, machinery, equipment, inventory, intellectual property, domain names, and interests in real estate.

2.10.        Avoidance Actions:  Any and all rights to compel turnover of Assets under Sections 542 and 543 of the Bankruptcy Code, to avoid transfers under Sections 544, 545, 547, 548, 549, or 553 of the Bankruptcy Code, to recover transfers pursuant to Section 550 of the Bankruptcy Code, to avoid any lien under Section 506(d) of the Bankruptcy Code, or otherwise to exercise the avoidance powers provided under the Bankruptcy Code, including, but not limited to, those matters disclosed on the Schedule of Potential Causes of Action attached as Exhibit B to the Disclosure Statement.

2.11.        Bankruptcy Case:  This Chapter 11 case filed by the Debtor, In re NetBank, Inc., Case No. 3:07-bk-04295-JAF, pending in the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division.

2.12.        Bankruptcy Code:  Title 11 of the United States Code, 11 U.S.C. §101 et seq., as amended.

2.13.        Bankruptcy Court:  The United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division, having jurisdiction of the above-captioned Chapter 11 case of the Debtor.

2.14.        Bankruptcy Rules:  The Federal Rules of Bankruptcy Procedure, as amended.

2.15.        Book Value:  The value of an asset as recorded on the Debtor’s balance sheet as of the Effective Date.

2.16.        Business Day:  Any day on which commercial banks are not authorized to close in Jacksonville, Florida.

2.17.        Cause(s) Of Action:  All claims and causes of action now owned or hereafter acquired by the Debtor or the Liquidating Supervisor, whether arising under the Bankruptcy Code or other federal or state law, including, without limitation, Avoidance Actions and Fiduciary Duty Actions.  Causes of Action shall also include, but not be limited to, those matters disclosed on the Schedule of Potential Causes of Action attached as Exhibit B to the Disclosure Statement.  The term shall also include any relief that may be sought by a trustee under the Bankruptcy Code whether by adversary proceeding or otherwise.

2.18.        Chief Restructuring Officer:  Lee Katz of GGG, Inc.

2.19.        Claim:  All claims, as defined in Section 101(5) of the Bankruptcy Code, against the Debtor or its property, whether scheduled or not, disputed or undisputed, liquidated or unliquidated, absolute or contingent, including, without limitation, all claims arising from the Debtor’s rejection of any executory contract or unexpired lease.

2.20.        Claim Objection Deadline:  One hundred twenty (120) days following the Effective Date, unless extended by Order of the Bankruptcy Court.

2.21.        Claimant:  The Holder of a Claim.

2.22.        Class:  A group of Claims or Interests which are substantially similar to each other, as described in Article III hereof.

2.23.        Class I Collateral:  Any Asset that is subject to a Lien.

2.24.        Class Action Claims:  Any and all Claims, whether asserted in an action pending as of the Petition Date or later brought, against the Debtor arising out of the alleged failure by the Debtor to comply with state or federal securities laws, including, but not limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, and any and all regulations promulgated thereunder, including, but not limited to, the cases of Adcock v. NetBank, Inc., et al., C.A. No. 1:07-cv-02298-BBM, pending in the United States District Court for the Northern District of Georgia, and Vahdat v. NetBank, Inc., et al., C.A. No. 1:07-cv-02631-BBM, pending in the United States District Court for the Northern District of Georgia.

2.25.        Committee:  The Official Committee of Unsecured Creditors appointed in this Bankruptcy Case on November 2, 2007, as such appointment has been or may be amended.

2.26.        Confirmation Date:  The date on which the Bankruptcy Court enters the Confirmation Order.

2.27.        Confirmation Order:  The order of the Bankruptcy Court confirming this Plan.

2.28.        Cure Costs:  Those payments and assurances required upon the Debtor’s assumption of an executory contract or unexpired lease pursuant to Section 365(b)(1) of the Bankruptcy Code.

2.29.        Debtor:  NetBank, Inc., as described in the introduction to this Plan.

2.30.        Disclosure Statement:  The Disclosure Statement filed in connection with this Plan, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, and as modified and amended, including all exhibits and attachments thereto.

2.31.        Disclosure Statement Approval Date:  The date on which an order of the Bankruptcy Court is entered approving the Disclosure Statement.

2.32.        Disputed Claim:  Any Claim or Administrative Claim that is not an Allowed Claim or an Allowed Administrative Claim, respectively.

2.33.        Distribution:  Any payment of cash or property called for under the Plan.

2.34.        Distribution Date:  Any date on which a Distribution takes place subsequent to the Initial Distribution Date, which date shall occur no less frequently than annually on the anniversary of the Initial Distribution Date until all Assets are either exhausted or abandoned.

2.35.        Distribution Reserve:  The amount of cash or property that would have been distributed on the Effective Date or the Initial Distribution Date, as applicable, or in subsequent Distributions, to (i) Holders of Disputed Claims if such Disputed Claims had in fact been Allowed on such date in the amount asserted in a proof of claim filed with the Bankruptcy Court, (ii) Holders of Administrative Claims for which an application for approval has been filed, but which are not yet Allowed Administrative Claims, in the full amount of such asserted Administrative Claims and (iii) Holders of Claims which have not been listed in the Debtor’s Schedules and for which no proof of claims were timely filed, but which are subject to a motion pending at the time of the Initial Distribution Date or any subsequent Distribution Date seeking allowance of such Claim, in the full amount asserted in such motion if such Claim had in fact been Allowed in full on such date, plus the Operating Reserve.

2.36.        Effective Date:  Subject to Article XI, Section 11.1 of this Plan, the first Business Day following the date which is ten (10) days after the date on which the Confirmation Order has been duly entered on the docket for the Bankruptcy Case by the Clerk of the Bankruptcy Court, provided no court of competent jurisdiction shall have entered an order staying such Confirmation Order pending appeal.

2.37.        Estate:  The bankruptcy estate of the Debtor created or constituted under Section 541 the Bankruptcy Code and applicable law, which shall continue in existence subsequent to the Confirmation Date and until the entry of the Final Decree.

2.38.        Fiduciary Duty Actions:  Subject to the provisions of Article XII, Section 12.5 of this Plan, any and all claims or causes of action of the Debtor against any party for breach of a fiduciary duty, including, but not limited to, any claim that officers and directors of the Debtor breached fiduciary duties owed to the Debtor, its shareholders or its creditors.

2.39.        Final Decree:  An order entered by the Bankruptcy Court closing the Bankruptcy Case after satisfaction of all obligations and duties of the Liquidating Supervisor under the Plan.

2.40.        Final Order:  A judgment, order, ruling, or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal having jurisdiction over the subject matter thereof, which judgment, order, ruling, or other decree has not been reversed, stayed, modified, or amended and as to which (i) the time to appeal or petition for review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending; or (ii) any appeal or petition for review, rehearing or certiorari has been finally decided and no further appeal or petition for review, rehearing or certiorari can be taken or granted.

2.41.        Floating Rate Junior Subordinated Debt Securities:   Debt securities issued pursuant to the Trust Preferred Indenture Agreements.

2.42.        General Unsecured Claim:  A Claim against Debtor that is not a Secured Claim, Administrative Claim, Priority Tax Claim, Priority Claim, Subordinated Unsecured Claim or Securities Fraud Claim, but including, without limitation, Claims arising from the rejection of an unexpired lease or executory contract pursuant to Section 7.3 of the Plan.

2.43.        Gross Proceeds:  The funds realized by the Estate from the sale, lease, or other disposition of an Asset.

2.44.        Holder: The beneficial Holder of a Claim or Interest and, when used in conjunction with a Class or type of Claim or Interest, means a beneficial Holder of a Claim or Interest in such Class or of such type.

2.45.        Indenture Trustee Charging Lien:  Any Lien or other priority in payment or right available to the Trustees, pursuant to the Trust Preferred Indenture Agreements or otherwise available to the Trustees under applicable law, for the payment of Indenture Trustee Fees and Expenses.

2.46.        Indenture Trustee Fees and Expenses:  The reasonable fees, costs, expenses and indemnity claims of the Trustees, including, but not limited to, the fees and expenses of the Trustees’ counsel and financial advisors.  The Indenture Trustee Fees and Expenses accrued on and after the Petition Date and prior to and including the Effective Date shall be Allowed Administrative Claims up to an amount determined by the Bankruptcy Court to be reasonable as claims against the Estate, and shall be paid through the Trust Preferred Fee Distribution, after notice and a hearing; provided that the Debtor and the Committee have agreed, on behalf of themselves and their successors and assigns, including the Liquidating Supervisor and the Post-Effective Date Committee, that they shall not object to the allowance as Administrative Claims of Indenture Trustee Fees and Expenses aggregating up to and including $350,000.   Any Indenture Trustee Fees and Expenses not paid through the Trust Preferred Fee Distribution shall remain subject to the Indenture Trustee Charging Lien as provided in the Trust Preferred Indenture Agreements.  Nothing contained herein shall alter the rights of the parties to the Trust Preferred Indenture Agreements.

2.47.        Initial Distribution Amount:  An amount equal to at least 75% of unencumbered funds on hand as of the Initial Distribution Date that are available for Distribution to the Holders of Allowed Claims after:  (i) payment or provision for payment of Allowed Administrative Claims, Allowed Secured Claims, Allowed Priority Claims, and Allowed Priority Tax Claims; and (ii) establishment of the Distribution Reserve.

2.48.        Initial Distribution Date:  One hundred twenty (120) days after the Effective Date.

2.49.        Interests:  Any equity interest in the Debtor, including, without limitation, common, preferred or other stock of the Debtor or warrants or options of the Debtor issued on or before the Petition Date, and any claim arising from the rescission of a purchase or sale of any such equity interest.

2.50.        Lien:  Any lien, security interest, mortgage or similar encumbrance on property of the Debtor which secured payment of a debt or obligation, which lien, interest, mortgage or similar encumbrance is valid, perfected and enforceable against such property or the proceeds thereof and is non-avoidable.

2.51.        Liquidating Supervisor:  Initially, Clifford Zucker of J.H. Cohn LLP who shall supervise the process of liquidating the Assets, other than the Retained Chief Restructuring Officer Duties, and effecting Distributions in accordance with the provisions of the Plan.  In the event of the Liquidating Supervisor’s resignation, death or removal by the Post-Effective Date Committee in accordance with Article VI, Section 6.10 of this Plan, the Liquidating Supervisor shall be the individual appointed in accordance with such Article VI, Section 6.10.

2.52.        MG Re:  MG Reinsurance Company, a captive reinsurance company organized under the laws of the State of Vermont, which is a wholly owned subsidiary of the Debtor.

2.53.        Net Proceeds:     The Gross Proceeds realized by the Estate from the sale, lease, or other disposition of an Asset after satisfaction of any Secured Claims encumbering that asset, less costs of collection including, but not limited to, the fees and expenses of any attorneys, accountants, auctioneers, brokers, or similar professional incurred in the sale, lease, or other disposition of an Asset.

2.54.        Operating Reserve:  An amount determined in the Liquidating Supervisor’s reasonable discretion, sufficient to satisfy projected post-confirmation fees and expenses of carrying out the obligations set forth in this Plan.

2.55.        Petition Date:  September 28, 2007, the date on which an order for relief pursuant to Chapter 11 of the Bankruptcy Code was entered with respect to the Debtor.

2.56.        PIPES Claims:  Claims held by or asserted for alleged failure to file a registration statement with respect to certain securities, including, but not limited to, any Claim for liquidated damages, or Claims otherwise arising under or in connection with that certain transaction relating to private investment in public equity securities of the Debtor pursuant to a document entitled “Purchase Agreement” dated as of December 29, 2006, and any and all documents relating to or associated with that transaction.

2.57.        Plan:  This Debtor’s Liquidating Plan of Reorganization, either in its present form or as it may be amended or modified from time to time.

2.58.        Post-Effective Date Committee:  Those Committee members (as the same may be replaced from time to time as set forth herein), each a Claimant, agreeing to serve in the post-confirmation role of providing oversight and advice on certain matters to the Liquidating Supervisor and the Chief Restructuring Officer, deemed constituted on the Effective Date pursuant to Article VI, Section 6.10 of this Plan.

2.59.        Priority Claim:  A Claim entitled to priority under Sections 507(a)(4) through 507(a)(10) of the Bankruptcy Code, other than a Priority Tax Claim.

2.60.        Priority Tax Claim:  A Claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

2.61.        Professional: Those Persons retained pursuant to an order of the Bankruptcy Court in accordance with Sections 327 and 1103 of the Bankruptcy Code.

2.62.        Professional Fees:  Administrative Claims of Professionals.

2.63.        Property:  The Debtor’s interest in any property or Asset, whether real, personal, tangible, intangible or mixed, as defined in Section 541 of the Bankruptcy Code.

2.64.        Pro Rata Share:  The proportion that an Allowed Claim or Interest bears to the aggregate amount of all Allowed Claims or Interests in the applicable Class.

2.65.        Retained Chief Restructuring Officer Duties:  Completion of the liquidation of MG Re; review and pursuit of any Causes of Action against or objections to Claims of any member of the Committee, including without limitation any and all rights or actions to equitably subordinate any secured or unsecured claim of a member of the Committee under Section 510 of the Bankruptcy Code and applicable law interpreting the same.

2.66.        Schedule of Potential Causes of Action.  The schedule attached to the Disclosure Statement as Exhibit B, as such schedule may be amended or modified from time to time.

2.67.        Schedules:  The schedules of assets and liabilities filed by the Debtor in accordance with Section 521 of the Bankruptcy Code, as such schedules are amended from time to time.

2.68.        Secured Claim:  Any Claim that is secured by a valid, perfected, and enforceable Lien on an Asset, to the extent of the value of the interest of the Holder of such Secured Claim in such Asset.

2.69.        Securities Fraud Claims:  Any and all Claims against the Debtor alleging fraud, misconduct or violation of state or federal securities laws or regulations, in the issuance or sale of securities,  including, but not limited to, the Class Action Claims and any Claim asserting a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934 and any regulations promulgated thereunder.

2.70.        Senior Indebtedness:  All Allowed General Unsecured Claims defined as and constituting “Senior Indebtedness,” as such term is defined in the Trust Preferred Indenture Agreements.  The only Claims which constitute Senior Indebtedness of the Debtor, which Claims shall be placed in Class III in accordance with Article VI, Section 6.24 of this Plan, shall be Claims on account of the following: indebtedness for money borrowed; indebtedness evidenced by securities, notes, bonds or other similar instruments issued by the Debtor; capital lease obligations; the deferred purchase price of property; conditional sale obligations; all obligations under any title retention agreement; all obligations for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement; any interest rate swap; any hedging arrangement; or any similar credit arrangement.  For the avoidance of doubt, Senior Indebtedness does not include trade accounts payable arising in the ordinary course.

2.71.        Senior Unsecured Claim:  Any General Unsecured Claim in Class III that arises from an obligation of Debtor that comes within the definition of Senior Indebtedness, as determined in accordance with Article VI, Section 6.24 of this Plan.

2.72.        South Carolina Real Property:  Certain real property to which title is held by the Debtor, consisting of approximately 3.0 acres of land with a 20,342 square foot building located in Columbia, South Carolina.

2.73.        Subordinated Unsecured Claims:  Claims in Class VII, including, but not limited to, the PIPES Claims, but excluding the Trust Preferred Claims, that are statutorily, contractually or equitably subordinate to claims in Classes I through V.

2.74.        Subordination Statement:  The pleading that a Holder of a General Unsecured Claim must file with the Bankruptcy Court no later than thirty (30) days after the Effective Date in accordance with Article VI, Section 6.24 of this Plan, which pleading must: (a) describe with specificity the legal and factual basis for establishing that such Holder holds a General Unsecured Claim that constitutes Senior Indebtedness and, therefore, is entitled to the benefits of subordination as set forth in the Trust Preferred Indenture Agreements; and (b) append the relevant agreement or other documentary proof in support thereof.

2.75.        Subsequent Distribution Amount:  An amount equal to unencumbered funds on hand as of the Distribution Date that are available for Distribution to the Holders of Allowed Claims after: (i) payment or provision for payment of Allowed Administrative Claims, Allowed Priority Claims, and Allowed Priority Tax Claims; and (ii) establishment of the Distribution Reserve.

2.76.        Taxing Authority:  Any state or local authority holding a Claim for ad valorem, property or sales tax obligations.

2.77.        Trust Preferred Claims:  Claims arising under the Trust Preferred Indenture Agreements, including, but not limited to, any Claim arising under any guaranty of any obligations associated with the issuance contemplated by, and referred to in, the Trust Preferred Indenture Agreements or in any way arising from or associated with the transactions relating to the issuance contemplated by and referred to in the Trust Preferred Indenture Agreements, but not including Claims of the Trustees for payment of Indenture Trustee Fees and Expenses accrued on and after the Petition Date.

2.78.        Trust Preferred Fee Distribution:  Distributions of the Indenture Trustee Fees and Expenses accrued on and after the Petition Date and prior to and including the Effective Date as part of the compromises and settlements embodied in this Plan.  Such Distributions shall be paid to the Trustees as Allowed Administrative Claims in accordance with Article IV, Section B of this Plan.

2.79.        Trust Preferred Indenture Agreements:  Any and all agreements relating to transactions in which the Debtor was issuer or is otherwise obligated relating to Floating Rate Junior Subordinated Debt Securities.

2.80.        Trustees:  Wells Fargo Bank, National Association and Wilmington Trust Company, as trustees under the Trust Preferred Indenture Agreements, or any successor thereto.

2.81.        Unclassified Claim:  Any Administrative Claim or Priority Tax Claim.

2.82.        Unsecured Creditor Distribution:  Any Distribution to Holders of Allowed Claims, other than Holders of Allowed Administrative Claims, Allowed Priority Claims, Allowed Priority Tax Claims, Allowed Secured Claims or Securities Fraud Claims.

ARTICLE III

DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

For purposes of this Plan, Claims are divided into the following Classes.  A proof of claim asserting a Claim which is properly included in more than one Class is included in each such Class to the extent that it qualifies within the description of such Class.

A.            Unclassified Claims.

Administrative Claims and Priority Tax Claims are not classified for purposes of voting or receiving distributions under the Plan.  Rather, all such Claims are treated separately as Unclassified Claims pursuant to the terms set forth in Article IV of this Plan.

B.            Classified Claims and Interests

All Claims and Interests not constituting Administrative Claims and Priority Tax Claims are classified for the purposes of voting and receiving Distributions as set forth below.

1.             Class I.                  Secured Claims

Claims secured by a Lien or Liens on any of  the Assets, including the following:

A     Class I(A)—Secured Claim of Iron Mountain

A Claim in the asserted amount of $34,249 that the Class I(A) Claimant asserts is secured by materials stored in the Class I(A) Claimant’s warehouse.

B     Class I(B)—Secured Claim of Duval County Tax Collector

A Claim in the asserted amount of $40,676 that the Class I(B) Claimant asserts is secured by personal property.

C     Class I(C)—Secured Claim of Liberty Mutual Insurance Company

A Claim that the Class I(C) Claimant asserts is secured by a letter of credit.

2.             Class II.                 Priority Claims

Claims for (i) unpaid wages, salaries or commissions, including vacation, severance, and sick leave pay, but only to the extent of $10,950 for each individual, earned within 180 days prior to the Petition Date constituting Priority Claims under Section 507(a)(4) of the Bankruptcy Code; (ii) Claims for contributions to employee benefit plans arising from services rendered within 180 days prior to the Petition Date constituting a Priority Claim under Section 507(a)(5) of the Bankruptcy Code; and (iii) Priority Claims not constituting Unclassified Claims and not constituting Priority Claims included in subsections (i) or (ii) above.

3.             Class III.                Senior Unsecured Claims

Claims constituting Senior Indebtedness to which Holders of Trust Preferred Claims are contractually subordinated.

4.             Class IV.               General Unsecured Claims

Claims not included in another Class.

5.             Class V.                 Trust Preferred Claims

Claims contractually subordinate to Senior Unsecured Claims, as determined in accordance with Article VI, Section 6.24 of this Plan.

6.             Class VI.               Securities Claims

Claims arising from alleged fraud or misconduct in the offering or sale of securities, or non-compliance with state or federal securities laws or regulations, including, but not limited to, the Securities Fraud Claims.

7.             Class VII.              Subordinated Unsecured Claims

Claims, including, but not limited to, the PIPES Claims, that are statutorily, contractually or equitably subordinate to claims in Class I through V, and not constituting Securities Claims included in Class VI.

8.             Class VIII.             Equity

Interests in the Debtor.

ARTICLE IV

TREATMENT OF UNCLASSIFIED CLAIMS

A.            Administrative Claims and Bar Date

Except as otherwise provided for herein, each Holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim, on the later of the Effective Date or the date that is ten (10) Business Days after such Claim becomes an Allowed Administrative Claim, unless such Claimant has agreed to an alternative treatment, cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Bankruptcy Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.  On or before the Effective Date, the Debtor shall pay or have paid in cash in full all Allowed Administrative Claims for fees payable pursuant to 28 U.S.C. §1930 and fees payable to the Bankruptcy Court, which are due and payable on or before the Effective Date.  All fees payable pursuant to 28 U.S.C. §1930 after the Effective Date shall be paid by the Liquidating Supervisor.

                Any creditor who asserts an Administrative Claim that arises before the Confirmation Date, excluding Claims of Professionals for Professional Fees and the Trustees for Indenture Trustees Fees and Expenses, shall, not later than thirty (30) days after the Effective Date, file an application with the Bankruptcy Court for allowance of such Claim as an Administrative Claim (specifying the amount of and basis for such Claim) and serve such application on the Liquidating Supervisor and counsel for the Debtor, the Committee and the United States Trustee; provided, however, that applicants who have filed an application with the Bankruptcy Court before the Administrative Claims Bar Date need not file a new application.  Failure to file a timely application for allowance pursuant to this section shall bar a claimant from seeking recovery on such Administrative Claim.  The Liquidating Supervisor shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) to review and object to any such Administrative Claims.

B.            Professional Fees, Indenture Trustee Fees and Other Substantial Contribution Claims; Bar Date

All Professionals that are awarded Professional Fees by the Bankruptcy Court in accordance with Sections 330 or 331 of the Bankruptcy Code or parties entitled to payment pursuant to the priorities established by Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall be paid in full, in cash, the amounts allowed by the Bankruptcy Court (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date or (ii) the first Business Day after entry of an order of the Bankruptcy Court allowing such Claim becomes a Final Order, or (b) upon such other terms as may be mutually agreed upon between such Holder of a Claim and the Liquidating Supervisor.

The Indenture Trustee Fees and Expenses accruing on and after the Petition Date and prior to and including the Effective Date shall be paid, after notice and a hearing, (a) on the first Business Day after entry of an order of the Bankruptcy Court allowing the reasonable amount of such fees and expenses as Administrative Claims against the Estate becomes a Final Order, or (b) upon such other terms as may be mutually agreed upon between the Trustees and the Liquidating Supervisor after entry of an order of the Bankruptcy Court allowing such Administrative Claims against the Estate becomes a Final Order.  In addition, the Trustees, and their advisors, shall be entitled to recover reasonable fees and expenses for services rendered after the Effective Date in an amount agreed upon by the Trustees and the Liquidating Supervisor and, failing such agreement, in an amount determined by the Bankruptcy Court to be reasonable.

Notwithstanding anything to the contrary set forth herein, nothing herein shall prejudice any right of the Trustees to recover any amount to which the Trustees may assert an entitlement, but which is not satisfied through the Trust Preferred Fee Distribution, or otherwise satisfied through a Distribution, by enforcing a priority right to payment through an Indenture Trustee Charging Lien from the Unsecured Creditor Distribution that is paid to an Indenture Trustee on behalf of any Holder of an Allowed Claim on account of the Trust Preferred Claims or as otherwise provided in Article VI, Section 6.24 for the Trustees to assert a superior priority for payment over the Holders of Senior Unsecured Claims from the reserve  established pursuant to said provision of this Plan.

All Professionals entitled to Professional Fees, and the Trustees, shall file and serve on the Liquidating Supervisor and counsel for the Debtor, the Committee and the United States Trustee an application for final allowance of compensation and reimbursement of expenses, or Indenture Trustee Fees and Expenses accrued on and after the Petition Date and prior to and including the Effective Date, as applicable, not later than thirty (30) days after the Effective Date.  Such application may include fees and expenses of the applicant incurred after the Confirmation Date but prior to the Effective Date.  Notwithstanding the foregoing, any

Professional who is entitled to receive compensation or reimbursement of expenses pursuant to any prior order of the Bankruptcy Court establishing procedures for the allowance of such compensation may continue to receive such compensation and reimbursement of expenses for services rendered before the Confirmation Date, without further Bankruptcy Court review or approval.  Professionals or Trustees who are required to file and serve applications for final allowance of their Claims for Professional Fees or Indenture Trustee Fees and Expenses accrued on and after the Petition Date and prior to and including the Effective Date, as applicable, and who do not file and serve such applications by the deadline required herein shall be forever barred from asserting such Claims for Professional Fees or Indenture Trustee Fees and Expenses, as applicable, against the Debtor, and such Claims shall be deemed discharged as of the Effective Date.  Objections to any such Claim for Professional Fees or Indenture Trustee Fees and Expenses must be filed and served on the Liquidating Supervisor and counsel for the Debtor, the Committee and the United States Trustee, as well as the Professional or counsel for the Trustee asserting such Claim, not later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which an application for final allowance of such Claim was served.

C.                                     Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim shall be paid in cash equal to the full amount of such Allowed Priority Tax Claim on the later of the Effective Date or ten (10) Business Days after such Claim becomes an Allowed Priority Tax Claim.

ARTICLE V

TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

Class I:  Secured Claims

The Classes of Secured Claims shall be treated as follows:

A.                                    Class I(A)—Secured Claim of Iron Mountain

Treatment:  The Class I(A) Claimant shall have an Allowed Secured Claim in an amount  to be determined by the Bankruptcy Court, and such Claim shall be satisfied on the later of the Effective Date or the first Business Day on which an order determining a Class I(A) Claim to be an Allowed Secured Claim becomes a Final Order.  In satisfying an Allowed Secured Claim, the Liquidating Supervisor, at his option and in his sole discretion, shall either (i) surrender to the Holder of the Class I(A) Claim the Class I Collateral in which the Class I(A) Claimant holds an interest; or (ii) pay the lesser of the full amount of the Allowed Secured Claim or the Net Proceeds of the liquidation of the Class I Collateral in which the Class I(A) Claimant holds an interest, provided, however, that in the event of competing Claims to the  Net Proceeds of Class I Collateral in which the Class I(A) Claimant holds an interest, Distribution shall occur in the order of priority of interest in the Class I Collateral.

Total payments to the Class I(A) Claimant on its Allowed Secured Claim shall not exceed the amount of its Allowed Secured Claim.  Any part of the Allowed Claim in Class I(A) not constituting an Allowed Secured Claim shall be treated as a Class IV Claim without prejudice to the right of the Class I(A) Claimant seeking Class III status pursuant to the procedures set forth in Article VI, Section 6.24 of this Plan.

Until such time as there is a final disposition of the Class I Collateral in which the Class I(A) Claimant holds an interest, or satisfaction in full of the Class I(A) Claim, the Class I(A) Claimant shall retain its interest in the Class I Collateral.

Impairment:  Allowed Claims in Class I(A) are impaired under the Plan within the meaning of Section 1124 of the Bankruptcy Code, and the Holders of such Claims may vote to accept or reject the Plan in respect of such Claims.

B.                                    Class I(B)—Secured Claim of Duval County Tax Collector

Treatment:  The Class I(B) Claimant shall have an Allowed Secured Claim in an amount  to be determined by the Bankruptcy Court, and such Claim shall be satisfied on the later of the Effective Date or the first Business Day on which an order determining a Class I(B) Claim to be an Allowed Secured Claim becomes a Final Order.  In satisfying an Allowed Secured Claim, the Liquidating Supervisor, at his option and in his sole discretion, shall either (i) surrender to the Holder of the Class I(B) Claim the Class I Collateral in which the Class I(B) Claimant holds an interest; or (ii) pay the lesser of the full amount of the Allowed Secured Claim or the Net Proceeds of the liquidation of the Class I Collateral in which the Class I(B) Claimant holds an interest, provided, however, that in the event of competing Claims to the  Net Proceeds of Class I Collateral in which the Class I(B) Claimant holds an interest, Distribution shall occur in the order of priority of interest in the Class I Collateral.

Total payments to the Class I(B) Claimant on its Allowed Secured Claim shall not exceed the amount of its Allowed Secured Claim.  Any part of the Allowed Claim in Class I(B) not constituting an Allowed Secured Claim shall be treated as a Class IV Claim without prejudice to the right of the Class I(B) Claimant seeking Class III status pursuant to the procedures set forth in Article VI, Section 6.24 of this Plan.

Until such time as there is a final disposition of the Class I Collateral in which the Class I(B) Claimant holds an interest, or satisfaction in full of the Class I(B) Claim, the Class I(B) Claimant shall retain its interest in the Class I Collateral.

Impairment:  Allowed Claims in Class I(B) are impaired under the Plan within the meaning of Section 1124 of the Bankruptcy Code, and the Holders of such Claims may vote to accept or reject the Plan in respect of such Claims.

C.                                    Class I(C)—Secured Claim of Liberty Mutual Insurance Company

Treatment:  The Class I(C) Claimant shall have an Allowed Secured Claim in an amount  to be determined by the Bankruptcy Court, and such Claim shall be satisfied on the later of the Effective Date or the first Business Day on which an order determining a Class I(C) Claim to be an Allowed Secured Claim becomes a Final Order.  In satisfying an Allowed Secured Claim, the

Liquidating Supervisor, at his option and in his sole discretion, shall either (i) surrender to the Holder of the Class I(C) Claim the Class I Collateral in which the Class I(C) Claimant holds an interest; or (ii) pay the lesser of the full amount of the Allowed Secured Claim or the Net Proceeds of the liquidation of the Class I Collateral in which the Class I(C) Claimant holds an interest, provided, however, that in the event of competing Claims to the  Net Proceeds of Class I Collateral in which the Class I(C) Claimant holds an interest, Distribution shall occur in the order of priority of interest in the Class I Collateral.

Total payments to the Class I(C) Claimant on its Allowed Secured Claim shall not exceed the amount of its Allowed Secured Claim.  Any part of the Allowed Claim in Class I(C) not constituting an Allowed Secured Claim shall be treated as a Class IV Claim without prejudice to the right of the Class I(C) Claimant seeking Class III status pursuant to the procedures set forth in Article VI, Section 6.24 of this Plan.

Until such time as there is a final disposition of the Class I Collateral in which the Class I(C) Claimant holds an interest, or satisfaction in full of the Class I(C) Claim, the Class I(C) Claimant shall retain its interest in the Class I Collateral.

Impairment:  Allowed Claims in Class I(C) are impaired under the Plan within the meaning of Section 1124 of the Bankruptcy Code, and the Holders of such Claims may vote to accept or reject the Plan in respect of such Claims.

Class II:  Priority Claims

Treatment:  Each holder of a Class II Claim that is an Allowed Priority Claim shall be paid in cash in an amount equal to such Allowed Priority Claim on the later of the Effective Date or the date that is ten (10) business days after such Claim becomes an Allowed Priority Claim, unless such Claimant has agreed to an alternative treatment.

Impairment:  Allowed Priority Claims in Class II are unimpaired under the Plan within the meaning of Section 1124 of the Bankruptcy Code, and the Holders of such Claims are deemed to have accepted the Plan in respect of such Claims.

Class III:  Senior Unsecured Claims

Treatment:  Each Holder of a Senior Unsecured Claim that is an Allowed Claim shall receive a Pro Rata Share of each Unsecured Creditor Distribution available to Classes III, IV and V.  Subject to the procedures of Article VI, Section 6.24 of this Plan, Holders of Class III Claims that are Allowed Claims shall, in addition, receive a Pro Rata Share of the Distributions that would otherwise be received by the Holders of Trust Preferred Claims until such time as the Class III Claims are satisfied in full.  In the event the principal amount of Class III, IV and V Allowed Claims are paid in full, and prior to any Distribution to Claimants holding Allowed Claims in Class VII or Holders of Interests in Class VIII, Holders of Class III Claims shall be entitled to the payment of interest from the Petition Date to the date of payment at the federal judgment rate in effect as of the Confirmation Date.

Impairment:  Allowed Claims in Class III are impaired under the Plan within the meaning of Section 1124 of the Bankruptcy Code, and the Holders of such Claims may vote to accept or reject the Plan in respect of such Claims.

Class IV:  General Unsecured Claims

Treatment:  Each Holder of a Class IV Claim that is an Allowed Claim shall receive a Pro Rata Share of each Unsecured Creditor Distribution available to Classes III, IV and V.  In the event the principal amount of Class III, IV and V Allowed Claims are paid in full, and prior to any Distribution to Claimants holding Allowed Claims in Class VII or Holders of Interests in Class VIII, Holders of Class IV Claims shall be entitled to the payment of interest from the Petition Date to the date of payment at the federal judgment rate in effect as of the Confirmation Date.

Impairment:  Allowed Claims in Class IV are impaired under the Plan within the meaning of Section 1124 of the Bankruptcy Code, and the Holders of such Claims may vote to accept or reject the Plan in respect of such Claims.

Class V:  Trust Preferred Claims

Treatment:  Subject to the provisions of Article IV, Section B and Article VI, Section 6.24 of this Plan with respect to payment of the Indenture Trustee Fees and Expenses and the Indenture Trustee Charging Lien, each Holder of a Trust Preferred Claim that is an Allowed Claim shall be allocated a Pro Rata Share of each Unsecured Creditor Distribution available to Classes III, IV and V; provided, however, that the amount of any Distributions that would otherwise be paid to Holders of Trust Preferred Claims shall be paid pro rata to Holders of Senior Unsecured Claims in accordance with Article VI, Section 6.24 of this Plan until such time as the Class III Claims are satisfied in full, after which time Distributions to Holders of Trust Preferred Claims shall be made in accordance with Article VI, Section 6.24.  The Trust Preferred Fee Distribution shall be made in accordance with Article IV hereof.  In the event the principal amount of Class III, IV and V Allowed Claims are paid in full, and prior to any Distribution to Claimants holding Allowed Claims in Class VII or Holders of Interests in Class VIII, Holders of Class V Claims shall be entitled to the payment of interest from the Petition Date to the date of payment at the federal judgment rate in effect as of the Confirmation Date.  Notwithstanding anything herein to the contrary, none of the Trust Preferred Claims held by the Debtor as of the Confirmation Date, directly or indirectly, including in street name, shall be entitled to receive any property otherwise distributable on account of the Trust Preferred Claims.  In the event the Debtor holds one or more Trust Preferred Claims as of the Confirmation Date, the Pro Rata Share of the Unsecured Creditor Distribution allocable to the Debtor on account of its Class V Claims shall not be paid to the Debtor and will be reallocated to all other Holders of Trust Preferred Claims and shall be paid in accordance with Article VI, Section 6.24 of this Plan.

Impairment:  Allowed Claims in Class V are impaired under the Plan within the meaning of Section 1124 of the Bankruptcy Code, and the Holders of such Claims may vote to accept or reject the Plan in respect of such Claims.

Class VI:  Securities Claims

Treatment:  Holders of Class VI Securities Fraud Claims that are Allowed Claims shall receive no Distribution of cash under the Plan.  As of the Effective Date, any stay or injunction, whether under this Plan or the Bankruptcy Code, shall be deemed modified such that the Holders of Allowed Class VI Claims may pursue such rights and remedies in state or federal courts of competent jurisdiction as the Holders of Allowed Class VI Claims deem appropriate, provided, however, that any recovery by the Holders of Allowed Class VI Claims shall be limited and restricted to recovery from the proceeds of any insurance policies of the Debtor available to satisfy or contribute to payment of such liability.  Nothing herein shall be deemed to waive or modify any defense or claim of the Debtor or any other defendant in any such action.

Impairment:  Allowed Claims in Class VI are impaired under the Plan within the meaning of Section 1124 of the Bankruptcy Code, and the Holders of such Claims may vote to accept or reject the Plan in respect of such Claims.

Class VII:  Subordinated Unsecured Claims

Treatment:  In the event of, and upon, full satisfaction of the Claims in Classes I, II, III, IV and V as set forth in this Plan, each Holder of a Class VII Subordinated Unsecured Claim that is an Allowed Claim shall receive a Pro Rata Share of any remaining Unsecured Creditor Distribution.  In the event the principal amount of Class VII Allowed Claims is paid in full, and prior to any Distribution to Holders of Interests in Class VIII, Holders of Class VII Claims shall be entitled to the payment of interest from the Petition Date to the date of payment at the federal judgment rate in effect as of the Confirmation Date.

Impairment:  Allowed Claims in Class VII are impaired under the Plan within the meaning of Section 1124 of the Bankruptcy Code, and the Holders of such Claims may vote to accept or reject the Plan in respect of such Claims.

Class VIII:  Equity

Treatment:  The Holders of Class VIII Interests shall not retain their Interests in the Debtor.  Holders of Interests shall receive a Pro Rata Share of Distributions based upon the Interests held as of the Confirmation Date after Claims in Classes I, II, III, IV, V, and VII are paid in full, including payment in full of all interest.  The Interests of Class VIII Interest holders shall be deemed transferred to the Liquidating Supervisor as of the Effective Date.  As set forth in Section 7.4, immediately thereafter such Equity Interests shall be deemed cancelled, terminated and of no further force or effect.  The Liquidating Supervisor may have a new share of common stock of the Debtor issued should he deem it necessary and appropriate.

Impairment:  Class VIII Interests are impaired under the Plan within the meaning of Section 1124 of the Bankruptcy Code, and the Holders of such Interests may vote to accept or reject the Plan in respect of such Interests.

ARTICLE VI

MEANS OF IMPLEMENTING THE PLAN

6.1                                 Implementation on the Effective Date.  The Plan shall be implemented on the Effective Date.

6.2                                 Vesting Of Assets Of Estate.  Upon the Effective Date, the Assets, wherever situated, shall remain vested in the Estate free and clear of all liens, claims, encumbrances, and other interests, other than those liens, claims, encumbrances, and other interests specifically preserved in this Plan.  The Assets which shall so remain vested in the Estate shall include, but not be limited to, cash on hand, tax refunds or rights thereto, the South Carolina Real Property and Causes of Action, including without limitation the Avoidance Actions and the Fiduciary Duty Actions.

6.3                                 Powers of the Liquidating Supervisor.  The Liquidating Supervisor shall have the powers, duties, rights, and obligations set forth herein.  The Liquidating Supervisor shall be conclusively deemed to  have delegated to the Chief Restructuring Officer the responsibility for carrying out the Retained Chief Restructuring Officer Duties.  Subject to that delegation of the Retained Chief Restructuring Officer Duties to the Chief Restructuring Officer, the Liquidating Supervisor shall liquidate or otherwise provide for the disposition of the Assets.   The Liquidating Supervisor is authorized to investigate, prosecute and, if necessary, litigate, any Cause of Action not within the Retained Chief Restructuring Officer Duties on behalf of the Debtor and shall have standing as an Estate representative to pursue any such Causes of Action and Claims objections, whether initially filed by the Debtor or the Liquidating Supervisor and may assert any claims or defenses that may otherwise have been asserted by, and shall have all the rights, powers and duties of a “trustee” under Section 1106(a) of the Bankruptcy Code, including, but not limited to, the right to waive the attorney-client privilege or any other privileges on behalf of the Debtor.  The Liquidating Supervisor shall be deemed to be for all purposes the “representative” of the Estate as set forth in Section 1123(b) of the Bankruptcy Code to retain, enforce, settle and prosecute all Causes of Actions not deemed delegated to the Chief Restructuring Officer.  The Liquidating Supervisor shall distribute the proceeds of liquidation of the Assets to the Holders of Allowed Claims in accordance with the provisions of the Plan.  The transition of these powers from the Chief Restructuring Officer to the Liquidating Supervisor shall not be deemed to be a transfer of Assets, but rather the substitution of one Estate fiduciary for another.

6.4                                 Abandonment of Assets.  Except as provided herein, no Asset shall be deemed abandoned and no Cause of Action shall be deemed released or compromised by or as a result of this Plan, its confirmation, its consummation or its treatment of any Claim or Claimant.  Further, no defense, set-off, counterclaim or right of recoupment shall be deemed waived or compromised.

6.5                                 Duties and Responsibilities of Liquidating Supervisor.  In addition to the various powers, obligations and duties of the Liquidating Supervisor described elsewhere in this Plan, the Liquidating Supervisor shall, subject to the delegation of the Chief Restructuring Officer Retained Duties to the Chief Restructuring Officer, have the following specific duties and powers:

a)              Preparation and filing of corporate tax returns including the right to request a determination of tax liability as set forth in Section 505 of the Bankruptcy Code;

b)             Preservation or liquidation of Assets, pursuit of Causes of Action, including without limitation Avoidance Actions and Fiduciary Duty Actions, to the extent the Liquidating Supervisor deems such pursuit appropriate, and the distribution of proceeds in accordance with the provisions of this Plan;

c)              Payment of post-confirmation fees due to the Office of the U.S. Trustee;

d)             Filing of status reports with the Bankruptcy Court or other parties in interest;

e)              Filing a motion for Final Decree;

f)                Approving or disapproving any corporate action, including any action that would otherwise require shareholder or board of director action under applicable state law;

g)             Responding to inquiries of Claimants; and

h)             Any duty of care, loyalty or other duty imposed under the Plan.

6.6                                 Liability.  The Liquidating Supervisor shall not be liable or answerable for any actions taken or inaction in connection with this Plan except for bad faith, willful misconduct or gross negligence.  The Liquidating Supervisor shall be entitled to rely upon any opinion of counsel and other professionals employed, and shall not be liable for any action taken or omitted in good faith in reliance on such opinion.

6.7                                 Agents.  The Liquidating Supervisor shall be deemed to have engaged the Chief Restructuring Officer as his agent for the purpose of carrying out the Retained Chief Restructuring Officer Duties, and to have delegated sole responsibility to the Chief Restructuring Officer for carrying out the Retained Chief Restructuring Officer Duties.  The Liquidating Supervisor and the Chief Restructuring Officer may hire such attorneys, accountants, and other professionals as may be required or appropriate.   The reasonable fees and expenses of the professionals retained will be paid by the Liquidating Supervisor.  The Liquidating Supervisor and the Chief Restructuring Officer shall be entitled to retain professionals in their sole discretion, including any Professionals employed by the Debtor or the Committee in the Bankruptcy Case.  The Liquidating Supervisor and the Chief Restructuring Officer shall not be required to obtain Bankruptcy Court approval for the employment of any Professionals of the Debtor or the Committee whose appointment or employment has previously been authorized by the Bankruptcy Court.  Except as otherwise provided herein, the Liquidating Supervisor and the Chief Restructuring Officer shall obtain the approval of the Bankruptcy Court prior to retention and engagement of any professional who has not previously been approved by the Bankruptcy Court as a Professional for the Debtor or the Committee in the Bankruptcy Case.  The provision of services by a Professional to the Debtor or the Committee shall not disqualify such Professional from employment by the Liquidating Supervisor or the Chief Restructuring Officer.

6.8                                 Compensation.  From and after the Effective Date, in addition to reimbursement for the actual, reasonable and necessary expenses incurred, the Liquidating Supervisor, and any employees, agents, consultants, attorneys, accountants or professionals engaged or retained by the Liquidating Supervisor or his agents, including the Chief Restructuring Officer, shall be entitled to reasonable compensation from the Assets to perform the duties of the Liquidating Supervisor.  The fees and expenses of the Liquidating Supervisor, the Chief Restructuring Officer and any professionals employed by either shall be subject to review by the Post-Effective Date Committee and the United States Trustee.  Unless the Post-Effective Date Committee or the United States Trustee files an objection with the Bankruptcy Court within twenty (20) days of the receipt of the invoice of such fees, the Liquidating Supervisor shall be fully authorized without an order of the Bankruptcy Court to pay on a monthly basis, one hundred percent (100%) of the fees and one hundred percent (100%) of the expenses incurred.  If an objection is filed, then the Liquidating Supervisor shall still be fully authorized without an order of the Bankruptcy Court to pay, on a monthly basis, one hundred percent (100%) of the fees and one hundred percent (100%) of the expenses incurred that are not subject to an objection.  The Bankruptcy Court shall retain jurisdiction over any objections to such fees and expenses that are filed.

6.9                                 Authority of Liquidating Supervisor.  The Liquidating Supervisor may liquidate Assets (including without limitation Causes of Action) or resolve Claims under the following conditions, all of which conditions shall also be applicable to the Chief Restructuring Officer in carrying out the Retained Chief Restructuring Officer Duties:

a.                                 Liquidation of Assets.  In the event the Liquidating Supervisor seeks to liquidate, abandon or otherwise dispose of an Asset, other than a Cause of Action, with a Book Value of $50,000.00 or less, the Liquidating Supervisor shall provide the Post-Effective Date Committee with notice of the proposed disposition.  Absent an objection by the Post-Effective Date Committee within ten (10) days of such notice, the Liquidating Supervisor may consummate the action which is the subject of the notice.  In the event an objection is timely asserted by the Post-Effective Date Committee, the proposed disposition shall only be effectuated by the Liquidating Supervisor upon Bankruptcy Court approval.  In the event the Liquidating Supervisor seeks to liquidate, abandon or otherwise dispose of an Asset, other than a Cause of Action, with a Book Value of more than $50,000.00, then the Liquidating Supervisor shall, upon written notice to the Post-Effective Date Committee, be authorized and empowered to take such action only upon Bankruptcy Court approval.

b.                                Causes of Action and Claims Objections.  From and after the Effective Date, the Liquidating Supervisor shall be authorized pursuant to Bankruptcy Rule 9019(b) and Section 105(a) of the Bankruptcy Code to compromise and settle any Cause of Action or objection to a Claim in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements:

(i)   If the resulting settlement provides for settlement of a Cause of Action or objection to a Claim originally asserted in an amount equal to or less than $25,000, then the Liquidating Supervisor may settle the Cause of Action or objection to Claim upon notice to the Post-Effective Date Committee and execute necessary documents, including a stipulation of settlement or release, in its sole discretion and without notice to any other party.

(ii)  If the resulting settlement involves a Cause of Action or objection to a Claim initially asserted in an amount in excess of $25,000 but no more than $50,000, then the Liquidating Supervisor shall be authorized and empowered to settle such Cause of Action or objection to Claim and execute necessary documents, including a stipulation of settlement or release, subject to notifying the Post-Effective Date Committee of the terms of the settlement agreement.  If the Post-Effective Date Committee indicates its approval or does not provide the Plan Trustee with an objection to the proposed settlement within ten (10) days after it receives notice of such settlement in writing, then the Liquidating Supervisor shall be authorized to accept and consummate the settlement.  If a timely objection is made by the Post-Effective Date Committee to the proposed settlement, then the settlement may not be consummated without approval of the Bankruptcy Court in accordance with Bankruptcy Rule 9019.

(iii)  If the resulting settlement involves a Cause of Action or objection to a Claim initially asserted in an amount exceeding $50,000, then the Liquidating Supervisor shall, upon written notice to the Post-Effective Date Committee, be authorized and empowered to settle such Cause of Action or objection to Claim only upon Bankruptcy Court approval in accordance with Bankruptcy Rule 9019.

6.10                           Dissolution of the Committee and Formation of the Post-Effective Date Committee.  The Committee shall be dissolved on the Effective Date and the Post-Effective Date Committee shall be deemed constituted on the Effective Date.  The initial members of the Post-Effective Date Committee shall be set forth on a list filed with the Court by the Committee on or before the hearing on confirmation of the Plan.  The Post-Effective Date Committee shall provide oversight to the Liquidating Supervisor and the Chief Restructuring Officer, as applicable, with respect to the following:   (i) timing and amount of Distributions under the Plan; (ii) retention and compensation of professionals; (iii) pursuit of Asset liquidation and disposition, including Causes of Action (except those involving any members of the Committee or the Post-Effective Date Committee); and (iv) pursuit and settlement of Claim objections (except those involving any members of the Committee or the Post-Effective Date Committee).  The Post-Effective Date Committee shall have the authority to consult with the Liquidating Supervisor and the Chief Restructuring Officer, to seek removal of the Liquidating Supervisor or Chief Restructuring Officer in the event of incapacity or bad faith, gross negligence or willful misconduct in the conduct of his duties under this Plan, and to appoint a successor Liquidating Supervisor in the event the Liquidating Supervisor is removed, resigns or is otherwise unable to serve.  The responsibilities of the Post-Effective Date Committee set forth herein are the only responsibilities of the Post-Effective Date Committee under the Plan, and, unless otherwise set forth in this Plan, the Post-Effective Date Committee shall not be entitled to reimbursement of expenses or fees by the Debtor, the Estate or the Liquidating Supervisor absent Court-approval upon application.  The by-laws approved by the Committee and in effect as of the Effective Date for the governance of the Committee, including resignation and replacement of members of the Committee, shall constitute the by-laws for governance of the Post-Effective Date Committee.  Neither the Post-Effective Date Committee, nor any of its members, nor any of its employees, professionals or agents, shall in any way be liable for any acts or for the acts of any of its members, except for acts undertaken in bad faith, gross negligence or willful misconduct in the performance of their duties as members of the Post-Effective Date Committee.  The Estate shall indemnify and hold harmless the Post-Effective Date Committee, its members, and their professionals from and against any and all liabilities, expenses, claims, damages or losses incurred by them as a direct result of acts or omissions taken by them absent  bad faith, gross negligence, or willful misconduct in their capacities as members of or agents for the Post-Effective Date Committee.  The Post-Effective Date Committee shall be dissolved when the Bankruptcy Court enters the Final Decree.

6.11                           Management of the Assets.  The Liquidating Supervisor shall be empowered, subject to this Plan and the delegation hereunder to the Chief Restructuring Officer of the Retained Chief Restructuring Officer Duties, to take all steps necessary to liquidate all of the Assets, pursue all Causes of Action, including without limitation Avoidance Actions and Fiduciary Duty Actions, and distribute the proceeds in accordance with the Plan.  Except as otherwise expressly provided herein, the Liquidating Supervisor shall be empowered to sell, lease or otherwise liquidate and reduce to money, or abandon, the Assets on such terms and for such consideration as he deems reasonable and in the best interest of Holders of Claims, without further application to or order of the Court under any provision of the Bankruptcy Code (including, without limitation, Section 363 thereof) or otherwise, and the injunction imposed pursuant to the terms of this Plan, is hereby modified and relieved to this extent.

6.12                           Distribution Reserve.  The Liquidating Supervisor shall establish the  Distribution Reserve from the property to be distributed under the Plan.  No Distribution Reserve shall be established for Claims that are scheduled as unliquidated, disputed or contingent on the Schedules filed by the Debtor unless proof of claims for said Claims have been filed with the Bankruptcy Court within the deadline established by the Bankruptcy Court.  The Liquidating Supervisor shall also place in the Distribution Reserve any additional payments or other Distributions made on account of, as well as any obligations arising from, the property withheld as the Distribution Reserve under this Section, to the extent that such property continues to be withheld as the Distribution Reserve at the time such Distributions are made or such obligations arise.  Upon resolution of a Disputed Claim by agreement or a Final Order, the Liquidating Supervisor shall, within ten (10) Business Days thereafter, make a Distribution to the Holder of the resolved Claim out of the Distribution Reserve in an amount equal to the same amount that would have been distributed had the Disputed Claim been an Allowed Claim on the respective Distribution Date in the amount finally Allowed.  Pending completion of the Claims review process, any additional payments or other Distributions corresponding to Claims which have been disallowed shall remain in the possession of the Liquidating Supervisor pending the final Distribution under this Plan.

6.13                           Payments by Liquidating Supervisor.   On the Effective Date, the Liquidating Supervisor shall establish the Operating Reserve, make distributions, as and to the extent required by the Plan, to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Class I Claims, and Allowed Class II Claims, and establish a Distribution Reserve for the Holders of Disputed Claims that are Administrative Claims, Priority Tax Claims,  Class I Claims and Class II Claims.  The Liquidating Supervisor shall make distributions to the Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Class I Claims and Allowed Class II Claims whose Claims are not satisfied on the Effective Date thereafter as required by the Plan.  Subject to Article VI, Section 6.24 of this Plan, on the Initial Distribution Date, and to the extent of available funds after satisfaction of Allowed Claims in Classes I and II, establishment of the Distribution Reserve for the Holders of Disputed Claims that are Administrative Claims, Priority Tax Claims, Class I Claims and Class II Claims, establishment of the Distribution Reserve for the Holders of Disputed Claims that are Classes III, IV and V Claims, and establishment of the Operating Reserve, the Liquidating Supervisor shall pay the Initial Distribution Amount on account of Allowed Claims in Classes III, IV and V, and, to the extent such Claims are satisfied in full with interest and after establishment of the Distribution Reserve for the Holders of Disputed Claims that are Class VII Claims, then on account of Allowed Claims in Class VII and thereafter, Interests in Class VIII, all in accordance with this Plan.   Subject to Article VI, Section 6.24 of this Plan , the Liquidating Supervisor shall also pay subsequent Distributions on account of Allowed Claims in Classes III, IV and V, and, to the extent such Claims are satisfied in full with interest, then on account of Allowed Claims in Class VII and thereafter, Interests in Class VIII  all in accordance with this Plan, and such subsequent Distributions shall be as and in an amount deemed appropriate by the Liquidating Supervisor after establishment of the Distribution Reserve and after consultation with the Post-

Effective Date Committee, provided, however, that such Distributions shall occur no less frequently than annually on the anniversary of the Initial Distribution Date through the date that all Allowed Claims are satisfied in full or the funds available for Distribution and the Assets are exhausted or abandoned.

6.14         Delivery of Distributions.  Distributions and deliveries to Holders of Allowed Claims will be made at (i) the address set forth in the proof of claim filed by each Holder of an Allowed Claim, or (ii) if and to the extent no proof of claim is filed by a Holder of an Allowed Claim, the address set forth in the Debtor’s Schedules.  Any Holder of an Allowed Claim may designate another address for purposes of Distributions by providing the Liquidating Supervisor with written notice of such address, which notice will be effective upon receipt by the Liquidating Supervisor of the written designation.  If any Distribution is returned as undeliverable, no further distributions to the Holder will be made unless and until the Liquidating Supervisor is notified of the Holder’s then current address, at which time all missed Distributions will be made to the Holder without interest.  All claims for undeliverable Distributions must be made to the Liquidating Supervisor on or before the first anniversary of the Effective Date.  After that date, all unclaimed property will be distributed pursuant to the terms of this Plan, and the Claim of any Holder with respect to such property will be discharged and forever barred.

Subject to Article VI, Section 6.24 of this Plan, Distributions to be made under the Plan to Holders of Allowed Trust Preferred Claims shall be made to the respective Trustee which, subject to the right of the respective Trustee to assert the Indenture Trustee Charging Lien against the Distributions and make provision for the payment of unpaid Indenture Trustee Fees and Expenses, shall transmit the Distributions to the Holders of Trust Preferred Claims.  The Trustees shall be authorized but not required to effect any Distribution under the Plan through the book entry transfer facilities of The Depository Trust Company pursuant to the procedures used for effecting distributions thereunder on the date of any such Distribution.

Notwithstanding any other provision of the Plan, no Distribution shall be made to a Holder of a Claim unless and until such Claim is an Allowed Claim.

6.15A      Record Date:  As of the close of business on the Confirmation Date, the transfer ledgers for the securities subject to the Trust Preferred Agreements shall be closed and there shall be no further transfers or changes in the holder of record of such securities in such transfer ledgers.  The Liquidating Supervisor and the Trustees shall have no obligation to recognize the transfer of, or the sale of any participation in, any Trust Preferred Claim that occurs after close of business on the Confirmation Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Trust Preferred Claims who are Holders of such Claims, or participants therein, as of the close of business on the Confirmation Date.

6.15B      Conditions Precedent for Holders of Trust Preferred Claims to Receive Distributions.  Unless waived by the Liquidating Supervisor and the Trustees, as a condition to receiving payments or other Distributions, Distributions to Holders of Trust Preferred Claims who hold any instrument, certificate or other physical document evidencing such Claim shall only be made to such Holders after the surrender by each such Holder of the bond certificates, notes, and/or similar or related documents representing such Claims, or in the event that such certificate or similar document is lost, stolen, mutilated or destroyed, upon the Holder’s compliance with the requirements set forth in this Plan.  Any Holder that holds and fails to: (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity, reasonably satisfactory to the Liquidating Supervisor and the Trustees, and furnish a bond in form, substance and amount reasonably satisfactory to the Liquidating Supervisor and the Trustees within one (1) year of the Effective Date, shall be deemed to have forfeited all rights and Claims and may not participate in any Distribution under the Plan in respect of such Claims.

6.15C      Trustees as Claim Holders.  Consistent with Bankruptcy Rule 3003(c), the proofs of claim filed by the Trustees shall be recognized as Claims of the Holders of the Trust Preferred Claims, in the amounts set forth in the proofs of claim.  Accordingly, any Claim, proof of which is filed by the Holder of a Trust Preferred Claim, may be disallowed as duplicative of the Claims of the Trustees without need for any further action or Bankruptcy Court order.

6.15D      Additional Indenture Trustees’ Fees and Expenses.  To the extent that the Trustees provide services related to Distributions pursuant to the Plan, then in accordance with the Trust Preferred Indenture Agreements, the  Trustees will receive, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable expenses, including the fees of their counsel or other agents, incurred in connection with such services.  These payments will be made on terms agreed to between the Trustees and the Liquidating Supervisor.

6.16         Means of Cash Payment.  Cash payments made pursuant to the Plan will be in United States funds, including by check or wire transfer.

6.17         Time Bar to Cash Payments.  Checks issued by the Liquidating Supervisor in respect of Allowed Claims will be null and void if not cashed within 90 days of the date of their issuance.  Requests for reissuance of any check shall be made to the Liquidating Supervisor by the Holder of the Allowed Claim with respect to which the check originally was issued.  Any Claim in respect of such a voided check must be made on or before six months after the date of issuance of the check.  After that date, all Claims in respect of voided checks will be discharged and forever barred and the cash, including interest earned thereon, if any, shall be distributed in accordance with the terms of this Plan.

6.18         De Minimis Distributions.  No cash payment of less than ten dollars ($10.00) will be made by the Liquidating Supervisor to any Claimant unless a request is made in writing to the Liquidating Supervisor to make such a payment.

6.19         Saturday, Sunday or Legal Holiday.  If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but will be deemed to have been completed as of the required date.

6.20         Setoffs.  The Liquidating Supervisor may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever which the Estate or the Liquidating Supervisor may have against the Claimant, but neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release of any such claim the estate and/or the Liquidating Supervisor may have against such Claimant.

6.21         Deregistration.  As soon after the Effective Date as is practicable, the Liquidating Supervisor shall take such action as is reasonably necessary to relieve the Debtor from the obligation to file periodic reports with the United States Securities and Exchange Commission or to otherwise comply with the statutory or regulatory requirements of a publicly traded company, including, but not limited to, seeking to deregister the Interests.  To the extent such relief or deregistration is not possible or feasible under applicable law, the Liquidating Supervisor shall continue to comply with the reporting and other obligations of a public company under the Securities Act of 1933 and the Securities and Exchange Act of 1934, and all regulations promulgated thereunder.

6.22         Post-Confirmation Quarterly Fees.  The Liquidating Supervisor will be responsible for timely payment of United States Trustee fees incurred pursuant to 28 U.S.C. § 1930(a)(6).

6.23         Effect on Third Parties; Resignation.  As of the Effective Date, the Liquidating Supervisor shall have sole signatory power and authority to act on behalf of the Debtor without further action or authority by or from officers, directors, or shareholders of the Debtor, as may otherwise have been required under applicable state law, and all third parties dealing with the Liquidating Supervisor may rely upon such signature without further certification.  All of the Debtor’s officers and directors shall be deemed to have resigned on the Effective Date without the necessity of any further action or writing and they shall be released from any responsibilities, obligations and duties to the Debtor or its creditors that arise after the Effective Date under the Plan or applicable law.  Nothing contained herein shall release the Debtor’s officers and directors from claims for actions taken before the Effective Date, except as set forth in Article XII, Section 12.5.

6.24         Procedure for the Determination of Class III Entitlement.

a)              In order for any Holder of a General Unsecured Claim to assert that it holds a Senior Unsecured Claim and, therefore, is entitled to the benefits of subordination as set forth in the Trust Preferred Indenture Agreements, such Holder must file with the Bankruptcy Court and serve on the Liquidating Supervisor and counsel for the Trustees a Subordination Statement no later than thirty (30) days after the Effective Date, at the following addresses:

To the Liquidating Superviser:

Mr. Clifford Zucker
J.H. Cohn, LLP
333 Thornall Street, 6th Floor
Edison, NJ 08837
Facsimile: 732-590-3940

To Counsel for the Indenture Trustees:

Wells Fargo Bank, National Association
c/o Vadim Rubenstein, Esq.
Loeb & Loeb, LLP
345 Park Avenue
New York, NY 10154
Facsimile: 212-656-1307

Wilmington Trust Company
c/o Bruce Buechler, Esq.
Lowenstein & Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Facsimile: 973-597-2309

b)             If any Holder of a General Unsecured Claim timely files and serves a Subordination Statement, any distributions that would otherwise be made on account of Allowed Trust Preferred Claims shall be deposited into a reserve to be held by the Liquidating Supervisor in a separate interest bearing account and to be distributed in accordance with Article VI, Section 6.24(c) of this Plan.  No distributions shall be made from this reserve until, with respect to each Subordination Statement, and subject to Article IV, Section B of this Plan (i) the passage of thirty (30) calendar days from the date the Subordination Statement is served with no objection having been filed thereto, (ii) in the event an objection is timely filed, the Bankruptcy Court, after notice and a hearing, has made a determination as to whether and to what extent the Holder of a General Unsecured Claim that filed the Subordination Statement holds a Senior Unsecured Claim, or (iii) the Holders of Allowed Trust Preferred Claims, through the Trustees or individually, and the Holder of a General Unsecured Claim that filed the Subordination Statement reach and obtain approval of a settlement as set forth in Article VI, Section 6.24(d) hereof.  If no Holder of a General Unsecured Claim timely files and serves a Subordination Statement or, with respect to each timely filed and served Subordination Statement either (i) the Bankruptcy Court determines that the Holder of a General Unsecured Claim that filed the Subordination Statement does not hold a Senior Unsecured Claim or (ii) such Holder withdraws its Subordination Statement pursuant to settlement (or otherwise), Distributions shall be made to the Trustees for the account of Holders of Allowed Trust Preferred Claims along with other Holders of Allowed General Unsecured Claims in accordance with this Plan’s treatment of Allowed General Unsecured Claims, which Distributions, after provision is made for payment of Indenture Trustee Fees and Expenses, shall be paid to Holders of Allowed Trust Preferred Claims.  Notwithstanding anything contained herein to the contrary,  should any Trustee seek a determination that they hold a superior right to the funds in said reserve,  the Trustee must assert that claim in conjunction with its objection to a Subordination Statement, in which event no distribution of funds to which the Trustees allege the Indenture Trustee Charging Lien attaches shall be made to Holders of Senior Unsecured Claims until such assertion is decided by a Final Order.

c)              If the Bankruptcy Court determines that any Holder of an Allowed General Unsecured Claim holds a Senior Unsecured Claim that is an Allowed Claim, and such finding is confirmed pursuant to a Final Order, or if no objection is timely filed to a Subordination Statement, then (i) Holders of Allowed Trust Preferred Claims shall receive no distribution from the reserve on account of their Allowed Trust Preferred Claims unless and until all Holders of Allowed Senior Unsecured Claims are paid in full on account of their Allowed Senior Unsecured Claims, and (ii) subject to Article VI, Section 6.24(a), Holders of Allowed Senior Unsecured Claims shall be entitled to receive a Pro Rata Share from the amounts held in reserve until they are paid in full.  If an Allowed Senior Unsecured Claim has been paid in full, any distributions from the reserve that would have been paid on account of such Claim shall be paid ratably to other Holders of Allowed Senior Unsecured Claims, if any, that remain unpaid.  If all Holders of Allowed Senior Unsecured Claims (if any) have been paid in full on account of their Allowed Senior Unsecured Claims, (i) the balance of the funds in the reserve shall be paid ratably to the Trustees for distribution to the respective Holders of Allowed Trust Preferred Claims, after making a provision for payment of Indenture Trustee Fees and Expenses on account of the Indenture Trustee Charging Lien, (ii) any additional amounts distributed to Holders of Allowed General Unsecured Claims shall be distributed ratably to Holders of Allowed General Unsecured Claims in Class IV and Holders of Allowed Trust Preferred Claims, and (iii) Holders of Allowed Trust Preferred Claims shall be subrogated to the distributions that the Holders of Allowed Senior Unsecured Claims would have received on account of their Allowed General Unsecured Claims if such Holders’ Senior Unsecured Claims had not been paid in full.

d)             Alternatively, if the Holders of Trust Preferred Claims and the Holder(s) of General Unsecured Claims that timely file and serve Subordination Statements (if any) reach settlement of any dispute raised in an objection to the Subordination Statements, the parties shall file with the Bankruptcy Court and serve on the Liquidating Supervisor and the Holders of General Unsecured Claims that timely filed and served Subordination Statements a notice of settlement (the “Settlement Notice”) describing the settlement.  If no written objection to the Settlement Notice is filed within 30 calendar days after the Settlement Notice is served, the Bankruptcy Court shall approve and allow the Senior Unsecured Claim(s) in the amounts proposed in the Settlement Notice.

e)              If any Holder of a General Unsecured Claim asserts that it holds a Senior Unsecured Claim, the Trustees shall be authorized, but not required, to litigate and/or settle such asserted Claims on behalf of the Holders of Trust Preferred Claims.  The foregoing, however, shall not in any way limit or impair the right of the Holders of Trust Preferred Claims to litigate and/or settle such Claims on their own, with or without the participation of the Trustees.

6.25         Permanent Injunction.  From and after the Confirmation Date, as provided for by the Confirmation Order and except as provided in the Plan as to the Holders of Class VI Claims, there shall be in place with regard to the Assets and any Claims, an injunction to the same extent and with the same effect as the stay imposed by Section 362 of the Bankruptcy Code and such injunction will remain in effect until the final Distribution is made by the Liquidating Supervisor.  Except as provided in the Plan or as expressly approved by the Liquidating

Supervisor, all Holders of Claims or Interests shall be precluded and enjoined from asserting against the Debtor, the Estate or the Debtor’s Assets, any other or further Claim based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not the Holder filed a proof of claim, provided, however, that nothing herein shall prohibit action against the Debtor and only the Debtor and its assets after dissolution of the injunction.

6.26         No Discharge.  Pursuant to Section 1141(d)(3) of the Bankruptcy Code, the Confirmation Order will not discharge the Debtor.  No non-debtor is released or discharged from any Cause of Action.

6.27         Dissolution of the Debtor.  From and after the Effective Date, the Debtor shall remain in existence for the sole purpose of permitting the Liquidating Supervisor to wind up the Debtor’s business, including liquidating the Assets and distributing the proceeds from the liquidation of the Assets to the Holders of Allowed Claims and Interests in accordance with the provisions of the Plan.  Upon the completion of such liquidation and the entry of the Final Decree, the Liquidating Supervisor shall file a certificate of dissolution with the State of Georgia and the Debtor shall cease to exist.

6.28         Tax Returns.  The Liquidating Supervisor shall prepare or cause to be prepared, and shall file on behalf of the Debtor, all state and federal tax returns required to be filed under applicable law for the post-confirmation period, and shall pay from the Assets and in accordance with the terms of this Plan all taxes due in connection with such returns. Certain of such taxes may be classified as Administrative Claims or Priority Tax Claims as called for under applicable law.  The Liquidating Supervisor shall have all of the rights and benefits of a “trustee” under Section 505 of the Bankruptcy Code for all periods until a Final Decree is entered closing the Bankruptcy Case.

6.29         Final Decree.  It shall be the duty of the Liquidating Supervisor to prepare and file a motion requesting that the Bankruptcy Court enter a Final Decree in this Bankruptcy Case.  The motion for entry of a Final Decree should comply with the provisions of Bankruptcy Rule 3022.  The Liquidating Supervisor shall not file a motion for entry of a Final Decree until all Claims are resolved and the Plan is substantially consummated, or, in the Liquidating Supervisor’s discretion, thereafter.

6.30         Taxes.  The making or delivery of an instrument of transfer under this Plan may not be taxed under any law imposing a stamp or similar tax.

6.31         Corporate Charter.  The corporate charter of the Debtor shall be amended upon the Effective Date to prohibit the issuance of nonvoting equity securities, as provided by Section 1123(a)(6) of the Bankruptcy Code.

ARTICLE VII

EXECUTORY CONTRACTS AND LEASES

7.1           Assumed Agreements.  Executory contracts and unexpired leases, including unexpired leases of non-residential real property, of the Debtor that are identified on Exhibit C to the Disclosure Statement shall be deemed assumed as of the Effective Date.   As to the agreements assumed hereunder, Cure Costs shall be as ordered by the Bankruptcy Court prior to the Effective Date, or as set forth on Exhibit C to the Disclosure Statement; provided, however, that any party may object to the Cure Costs set forth on Exhibit C to the Disclosure Statement within ten days following the Effective Date.  In the event an objection to the Cure Costs set forth on Exhibit C to the Disclosure Statement is made, the time for the Debtor to assume or reject any such contract or lease shall be extended until such time as the Bankruptcy Court enters a Final Order as to the Claimant’s entitlement to Cure Costs and the amount of such Cure Costs, at which time the Debtor may determine whether to assume or reject such contract or lease.  In the event that no objection to the Cure Costs set forth on Exhibit C to the Disclosure Statement is made by a party to an assumed contract or lease on or prior to the tenth (10th) day following the Effective Date, any objection to  Cure Costs set forth on Exhibit C to the Disclosure Statement shall conclusively be deemed waived and forever barred.

7.2           Rejected Agreements.  Subject to Article VII, Section 7.5 of this Plan, all executory contracts and unexpired leases, including unexpired leases of non-residential real property, other than those set forth on Exhibit C to the Disclosure Statement, or assumed or rejected prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court, shall be deemed rejected as of the Confirmation Date.

7.3           Rejection Claims.  Any Claim arising from rejection of any executory contract or unexpired lease by virtue of the entry of the Confirmation Order shall be forever barred unless a proof of claim for damages arising from rejection is filed with the Bankruptcy Court within thirty (30) days of the Effective Date.  Any Claim from rejection of any executory contract or unexpired lease arising thereafter shall be forever barred unless a proof of claim for damages arising from rejection is filed with the Bankruptcy Court within thirty (30) days of the entry of a Final Order approving the rejection of the executory contract or unexpired lease.  Any Claim arising from rejection of any executory contract or unexpired lease not barred by this Article VII, Section 7.3 of this Plan shall, to the extent it is an Allowed Claim, be classified in Class IV  as a General Unsecured Claim, unless determined to be a Class III Claim in accordance with Article VI, Section 6.24 of this Plan, subject to the provisions of Section 502 of the Bankruptcy Code.

7.4           Cancellation of Existing Securities and Agreements.  On the Effective Date, the Trust Preferred Agreements, any notes, certificates and/or other securities relating to the Trust Preferred Agreements, as well as any and all securities or agreements relating to the Debtor’s common stock and other Interests, will be deemed canceled, terminated and of no further force or effect; provided, however, that:

a.  The Trust Preferred Agreements will continue in effect for the limited purpose of: (i) allowing Holders of Trust Preferred Claims to receive their Distributions hereunder; (ii) allowing the Trustees to make the Distributions, if any, to be made to Holders of Trust Preferred Claims; (iii) allowing the Trustees to assert their indemnity claims; (iv) authorizing, but not requiring, the Trustees to litigate and/or settle any Claim asserted by a purported Holder of a Senior Unsecured Claim under Article VI, Section 6.24 of this Plan; and (v) permitting the Trustees to assert their respective Indenture Trustee Charging Lien against Distributions for payment of any unpaid Indenture Trustee Fees and Expenses;

b.  The common stock and other interests will continue in effect for the limited purpose of allowing Holders of Class VIII Interests to receive their distribution hereunder; and

c.  The Liquidating Supervisor shall be deemed the holder of all equity interests in the Debtor from and after the Effective Date, provided, however, that, notwithstanding any provision to the contrary contained in the Plan, the Liquidating Supervisor shall not sell, convey or otherwise transfer any equity interest in the Debtor absent the filing of a motion with the Bankruptcy Court, notice to the Post-Confirmation Committee, the Securities and Exchange Commission and entry of an order by the Bankruptcy Court authorizing any such sale, conveyance or other transfer.

7.5           Insurance Policies.  Nothing herein shall diminish or impair the enforceability of any insurance policy owned by, that provides coverage for claims against, or in which an interest is held by, the Debtor or its past or present officers and directors, and, notwithstanding anything to the contrary contained in Article VII, Section 7.2 of this Plan, any such policies shall be deemed assumed to the extent such policies constitute executory contracts.

ARTICLE VIII

ACCEPTANCE OR REJECTION OF PLAN

Each impaired class of Claims and Interests shall be entitled to vote on this Plan.  The amount of a Claim that will be used to determine votes for or against the Plan will be either (a) the Claim amount listed in Debtor’s Schedules on file with the Bankruptcy Court, unless such Claim is listed in the Schedules as contingent, unliquidated or disputed;  (b) the liquidated amount specified in a proof of claim timely filed with the Bankruptcy Court that is not the subject of an objection; or (c) the amount estimated for voting purposes in an estimation proceeding.  If the Holder of a Claim submits a ballot, but such Holder has not timely filed a proof of claim and such Holder’s Claim is listed on the Debtor’s Schedules as contingent, unliquidated or disputed or such Holder’s Claim is the subject of an objection or request for estimation, the ballot will not be counted in accordance with Bankruptcy Rule 3018, unless the Bankruptcy Court temporarily allows the Claim for the purpose of accepting or rejecting the Plan in accordance with Bankruptcy Rule 3018.

ARTICLE IX

MODIFICATION OF THE PLAN

9.1         Pre-Confirmation Modification.  At any time before the Confirmation Date, the Plan may be modified by the Debtor upon approval of the Bankruptcy Court, provided that the Plan, as modified, meets the requirements of Sections 1122 and 1123 of the Bankruptcy Code.  In the event that there is a modification of the Plan, then the Plan as modified shall become the Plan.

9.2         Pre-Consummation Modification.  At any time after the Confirmation Date, but before substantial consummation of the Plan, the Plan may be modified by the Debtor upon approval of the Bankruptcy Court, provided that the Plan, as modified, meets the requirements of Sections 1122 and 1123 of the Bankruptcy Code.  The Plan, as modified under this section, becomes the Plan only if the Court, after notice and hearing, confirms such Plan, as modified, under Section 1129 of the Bankruptcy Code.

9.3         Non-Material Modifications.  At any time after the Confirmation Date, the Debtor may, without the approval of the Bankruptcy Court, provided that it does not materially or adversely affect the interests of Claimants, remedy any defect or omission, or reconcile any such inconsistencies in the Plan or the Confirmation Order, as such matters may be necessary to carry out the purposes, intent and effect of this Plan.

ARTICLE X

RETENTION OF JURISDICTION

Following the Effective Date and until the entry of the Final Decree, the Bankruptcy Court shall, except as otherwise provided by applicable law or the Confirmation Order, retain jurisdiction of the Bankruptcy Case pursuant to the provisions of Chapter 11 of the Bankruptcy Code,  with respect to the following matters:

a.                                       to determine any and all objections to the allowance of Claims and amendments to the Schedules;

b.                                      to classify the Claim of any Claimant and to re-examine Claims which have been allowed for purposes of voting, to determine such objections as may be filed to Claims;

c.                                       to determine any and all disputes arising under or in connection with the Plan, the sale of any of the Assets, or the collection or recovery of any Assets;

d.                                      to determine any and all applications for rejections of executory contracts and unexpired leases and the allowance of any Claims resulting from the rejection thereof or from the rejection of executory contracts or unexpired leases pursuant to the Plan;

e.                                       to determine any and all applications, adversary proceedings and contested and litigated matters pending in the Bankruptcy Case as of, or after, the Confirmation Date which arise in connection with the interpretation or enforcement of the Plan;

f.                                         to hear and determine any Cause of Action, including, but not limited to, any Avoidance Action or Fiduciary Duty Action, whether brought by the Liquidating Supervisor or the Chief Restructuring Officer,  provided that nothing herein shall prevent or bar the Liquidating Supervisor (or, with respect to the Retained Chief Restructuring Officer Duties, the Chief Restructuring Officer) from commencing or maintaining litigation regarding any Cause of Action in any state or federal court of competent jurisdiction;

g.                                      to modify any provision of the Plan to the fullest extent permitted by the Bankruptcy Code;

h.                                      to correct any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the purposes, intent and effect of the Plan;

i.                                          to determine such other matters which may be provided for in the Confirmation Order as may be authorized under the provisions of the Bankruptcy Code;

j.                                          to enforce all injunction provisions under the Plan; and

k.                                       to enter any order, including injunctions, necessary to enforce the terms of the Plan or the provisions of the Bankruptcy Code, as the Court may deem necessary.

ARTICLE XI

CONDITIONS AND EFFECTIVE DATE

11.1                           Conditions Precedent to Effective Date.  This Plan shall not become effective and operative unless and until the Effective Date occurs.  The Effective Date shall occur after, and only after, all of the conditions precedent set forth below have been met, unless otherwise waived by the Debtor:

(a)           The Confirmation Order is not the subject of any stay or injunction; and

(b)           The Debtor has determined that there is sufficient cash to make the payments required under this Plan to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims and Allowed Priority Claims.

11.2                           Notice of Effective Date.  Within ten (10) Business Days after the Effective Date, the Liquidating Supervisor shall mail or cause to be mailed to all Claimants, Holders of Interests, and other parties-in-interest a notice that informs such parties of (a) the entry of the Confirmation Order; (b) the occurrence of the Effective Date; and (c) such other matters as the Liquidating Supervisor deems to be appropriate.

ARTICLE XII

MISCELLANEOUS

12.1         Choice of Law.  Except to the extent superseded by the Bankruptcy Code or other federal law, the rights, duties and obligations arising under the Plan shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to the choice of law rules thereof.

12.2         Severability.  Should any provision in this Plan be determined to be unenforceable, that determination will in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

12.3         Successors and Assigns.  The rights and obligations of any person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of that person.

12.4         Binding Effect.  The Plan will be binding upon and inure to the benefit of the Debtor, the Claimants, the Holders of Interests, and their respective successors and assigns.

12.5         Exculpation.  The Debtor, the Committee, the Trustees, the Chief Restructuring Officer, and their respective present and former members, officers, directors, advisors, attorneys and agents acting in such capacity shall have no liability to any Holder of any Claim or Interest or any other person for any act taken or omission made during the period commencing on the Petition Date and ending on the Effective Date in connection with, or arising out of, the Bankruptcy Case, this Plan, the Disclosure Statement, the solicitation of votes for confirmation of this Plan, or the administration of this Plan, except for bad faith, willful misconduct, gross negligence or breach of fiduciary duty as determined by a Final Order.  Nothing in this Article XII, Section 12.5 or elsewhere in this Plan shall release, discharge or exculpate any non-Debtor party from (a) any claim owed to the United States government or its agencies, including any liability arising under the Internal Revenue Code or criminal laws of the United States, or (b) any claim of any Claimant except as expressly set forth herein.

12.6         Withholding and Reporting Requirements.  In connection with the Plan and Distributions made pursuant to the Plan, the Liquidating Supervisor will comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all Distributions made pursuant to the Plan will be subject to any such withholding and reporting requirements.

12.7         Payment of Statutory Fees.  All fees payable pursuant to Section 1930 of Title 28 of the United States Code will be paid by the Debtor on or before the Effective Date.  All post-confirmation fees required thereunder shall be paid by Liquidating Supervisor.

12.8         Interest on Claims.  Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, interest shall not accrue on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.  Interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Petition Date to the date a Distribution is made thereon if such Disputed Claim becomes an Allowed Claim.

12.9         Injunction against Interference with Plan.  No entity may commence or continue any action or proceeding, or perform any act to interfere with the implementation and consummation of this Plan and any payments to be made hereunder.

12.10       SEC Rights.  Nothing contained in the Plan or the Disclosure Statement is intended to alter or modify the rights of the SEC in the exercise of its police or regulatory powers.

12.11       Plan Controls Disclosure Statement.  In the event and to the extent that any provision of the Plan is inconsistent with any provision of the Disclosure Statement, the provisions of the Plan shall control and take precedence.

Respectfully submitted,

NETBANK, INC.

By:	/s/ Lee N. Katz
Lee N. Katz
Its:	Chief Restructuring Officer

Dated:  July 8, 2008